Bolivar Block History


HARKEN

- *Drilled first discovery wells in 1998*
- *Drilled additional exploratory well in 1999*
- *Completed multi-component pilot project in 2000*
- *Company plans to drill new well with orientation based on multi-component 3-D seismic*

Olivo #1 Results


Subsequent Wells
Olivo #1
•Well cost $12 million
•Tested at 10,000 barrels of oil per day
•Produced 358,000 gross barrels of oil through 9/30/00
La Luna Formation
Individual Oil Filled Fractures

HARKEN

Bolivar Multi-Component Seismic Shoot


Multi-Component
Pilot Project Area
Planned Location of
Olivo #2 Well
Harken Discovery
Wells
Buturama 4
Buturama 1

HARKEN

Typical Multi-Component Seismic Equipment



Vertical vibrator
Inline horizontal vibrator
Crossline horizontal vibrator
QAd5391c

HARKEN

Subsequent Well Drilling Plan



Subsequent Wells
Olivo #1
Olivo #1 well was drilled parallel to fractures causing only a limited number of productive intersections
Subsequent wells to be perpendicular to fractures, making maximum number of productive intersections
Individual Oil Filled Fractures

HARKEN

Subsequent Well Expectations


Subsequent Wells
Olivo #1
La Luna Formation
•Well cost $5 million
•Intersect multiple fractures
•Longer life
•Extended drainage
Individual Oil Filled Fractures